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                                   EXHIBIT 21




                 LIST OF SUBSIDIARIES OF HISPANIC EXPRESS, INC.






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                 LIST OF SUBSIDIARIES OF HISPANIC EXPRESS, INC.




Central Consumer Finance Company

Centravel, Inc.

BCE Properties, Inc.